                                                                    EXHIBIT 99.2

Banc One Auto Grantor Trust 1997-B
Annual Statement 12/31/01

                                                                                                                    Dollars
                                                                                                                    -------
I.    Amount of 2001 distributions allocable to principal:
      (i)  Class A Certificateholders                                                                            $69,027,262.59
      (ii) Class B Certificateholders                                                                             $4,406,097.86

II.   Amount of 2001 distributions allocable to interest:
      (i)  Class A Certificateholders                                                                             $4,450,234.98
      (ii) Class B Certificateholders                                                                               $291,741.57

III.  Pool Balance as of the close of business on December 31, 2001, after                                       $38,760,892.87
      giving effect to payments allocated to principal reported under (I) above

IV.   Aggregate outstanding principal balances and pool factors for each class of securities, as of December 31, 2001, after giving effect to all payments reported under clause (I) above on such date:
      (a)  Class A Certificateholders                                                                            $36,435,188.54
      (b)  Class A Pool Factor                                                                                        0.0636352
      (c)  Class B Certificateholders                                                                             $2,325,704.33
      (d)  Class B Pool Factor                                                                                        0.0636352

V.    Amount of the Total Servicing Fee paid to the Servicer with respect to the year ended December 31, 2001
      (i)  Total Servicing Fee                                                                                      $752,670.76

VI.   Amount of the aggregate Realized Losses, if any, for the year ended December 31, 2001                         $973,575.15

VII.  (a)  Aggregate amount withdrawn from the Reserve Account and deposited in
           the Collection Account                                                                                         $0.00
      (b)  Specified Reserve Account balance as of December 31, 2001                                              $9,136,656.35
      (c)  Aggregate Reserve Account release to seller for the year ended December 31, 2001                       $1,137,320.19
      (d)  Balance of the Reserve Account as of December 31, 2001                                                 $9,136,656.35
      (e)  2001 Average Charge-off Rates                                                                                  1.34%
      (f)  2001 Average of Delinquency Percentages                                                                        1.77%

VIII. (a)  Certificateholder's Interest Carryover Shortfall                                                               $0.00
      (b)  Certificateholder's Principal Carryover Shortfall                                                              $0.00

IX.   Aggregate Purchase Amounts paid by the Seller or the Servicer with
      respect to the year ended December 31, 2001                                                                         $0.00

X.    Delinquent Receivables as of December 31, 2001

                                                                          Dollar Amount     %       # Units
                                                                          -------------     -       -------
      (a)  30-59 Days Delinquent                                          $2,025,398.97    5.23%      368
      (b)  60-89 Days Delinquent                                            $547,869.41    1.41%      105
      (c)  90 Days or More Delinquent                                       $370,046.96    0.95%       65